--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 15                                                   PAGE # 1
DETERMINATION: 10-May-99                                        Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 18:53

                CLASS A-1 5.549% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 5.679% ASSET BACKED NOTES
                CLASS A-3 5.700% ASSET BACKED NOTES
                CLASS A-4 5.800% ASSET BACKED NOTES
                CLASS B-1 6.000% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL     BEG PRINCIPAL       PRINCIPAL           INTEREST            TOTAL         END PRINCIPAL
        CLASS               BALANCE          BALANCE         DISTRIBUTION        DISTRIBUTION       DISTRIBUTION        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
      A-1 Notes         $238,000,000.00             $0.00             $0.00              $0.00            $0.00              $0.00

      A-2 Notes         $204,000,000.00    $49,272,175.58    $25,126,844.17        $233,180.57   $25,360,024.74     $24,145,331.41

      A-3 Notes         $294,000,000.00   $294,000,000.00             $0.00      $1,396,500.00    $1,396,500.00    $294,000,000.00

      A-4 Notes         $246,000,000.00   $246,000,000.00             $0.00      $1,189,000.00    $1,189,000.00    $246,000,000.00

-----------------------------------------------------------------------------------------------------------------------------------
     NOTE TOTALS        $982,000,000.00   $589,272,175.58    $25,126,844.17      $2,818,680.57   $27,945,524.74    $564,145,331.41
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         B-1             $30,620,164.79    $30,620,164.79             $0.00        $153,100.82      $153,100.82     $30,620,164.79
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 CERTIFICATE TOTALS      $30,620,164.79    $30,620,164.79             $0.00        $153,100.82      $153,100.82     $30,620,164.79
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
       TOTALS         $1,012,620,164.79   $619,892,340.37    $25,126,844.17      $2,971,781.39   $28,098,625.56    $594,765,496.20
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                            PRINCIPAL            INTEREST         END PRINCIPAL
        CLASS              DISTRIBUTION       DISTRIBUTION            BALANCE
--------------------------------------------------------------------------------
         A-1                0.00000000         0.00000000            0.00000000
                      ----------------------------------------------------------
         A-2              123.17080475         1.14304201          118.35946770
                      ----------------------------------------------------------
         A-3                0.00000000         4.75000000        1,000.00000000
                      ----------------------------------------------------------
         A-4                0.00000000         4.83333333        1,000.00000000
--------------------------------------------------------------------------------
    Notes Totals           25.58741769         2.87034681          574.48608087
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         B-1                0.00000000         4.99999987        1,000.00000000
--------------------------------------------------------------------------------
 Certificate Totals         0.00000000         4.99999987        1,000.00000000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       TOTALS              24.81369130         2.93474443          587.35300449
--------------------------------------------------------------------------------

             IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 15                                                  PAGE # 2
DETERMINATION: 10-May-99                                       Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                         Ending 4/30/99
         TIME: 6/8/99 18:53

                                                                                                                per $1000
                                                                                                                ---------
Section 5.8 (iii)  Servicing Fee                                                         $516,576.95            0.51013891

Section 5.8 (iv)   Administration Fee                                                      $1,000.00            0.00098754

Section 5.8 (vi)   Pool Balance at the end of the Collection Period                  $594,765,496.20

Section 5.8 (vii)  Repurchase Amounts for Repurchased Receivable

                                           By Seller                                           $0.00
                                           By Servicer                                   $163,361.46
                                           TOTAL                                         $163,361.46

Section 5.8 (viii) Realized Net Losses for Collection Period                             $148,844.02

Section 5.8 (ix)   Reserve Account Balance after Disbursement                         $17,842,964.89

Section 5.8 (x)    Specified Reserve Account Balance                                  $17,842,964.89

Section 5.8 (xi)   Total Distribution Amount                                          $29,755,654.38

                                       Servicing Fee                                     $516,576.95
                                       Administrative Fee                                  $1,000.00
                                       Noteholders' Distribution Amount               $27,945,524.74
                                       Certificateholders' Distribution Amount          $ 153,100.82
                                       Deposit to Reserve Account                      $1,139,451.87

Section 5.8 (xii)  Noteholders' Distributable Amount

                   ---------------------------------------------------------------------------------------------------------------
                                                                                     Prin             Int               Total
                    Class       Principal         Interest        Total        (per $1000/orig)  (per $1000/orig)  (per $1000/orig)
                   ----------------------------------------------------------------------------------------------------------------
                     A-1              $0.00            $0.00            $0.00       0.00000000      0.00000000        0.00000000
                     A-2     $25,126,844.17      $233,180.57   $25,360,024.74     123.17080475      1.14304201      124.31384676
                     A-3              $0.00    $1,396,500.00    $1,396,500.00       0.00000000      4.75000000        4.75000000
                     A-4              $0.00    $1,189,000.00    $1,189,000.00       0.00000000      4.83333333        4.83333333
                   ----------------------------------------------------------------------------------------------------------------
                    Total    $25,126,844.17    $2,818,680.57   $27,945,524.74      25.58741769      2.87034681       28.45776450
                   ----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii) Certificateholders' Distributable Amount

                    ------------------------------------------------------------------------------------------------------------
                                                                             Prin              Int                   Total
                     Class      Principal    Interest       Total       (per $1000/orig)  (per $1000/orig)      (per $1000/orig)
                    ------------------------------------------------------------------------------------------------------------
                      B-1         $0.00    $153,100.82    $153,100.82       0.00000000       4.99999987           4.99999987
                    ------------------------------------------------------------------------------------------------------------
                     Total        $0.00    $153,100.82    $153,100.82       0.00000000       4.99999987           4.99999987
                    ------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)   Reserve Fund Transfer Amount                 $ 1,139,451.87

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------